Exhibit 10.46

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”), dated as of [__], is made by and among MassRoots, Inc., a Delaware corporation (the “Company”), and [_____] as the holder of the Exchange Securities (as defined below) (the “Holder”).

WHEREAS, the Company desires to enter into exchange agreements, similar in form to this Agreement, with holders of certain securities of the Company, pursuant to which such holders shall exchange their securities of the Company pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for shares of the Company’s Series Y Convertible Preferred Stock (the “Series Y”), convertible upon an increase to the Company’s authorized shares of common stock (the “Authorized Shares”) into the Company’s common stock, par value $0.001 per share (the “Common Stock”), with such designations, rights, preferences, limitations and restrictions as set forth in the Certificate of Designation contained in Exhibit A attached hereto (the “Certificate of Designation”);

WHEREAS, the Holder holds certain securities of the Company as more specifically set forth on Schedule A attached hereto (the “Exchange Securities”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act, the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, the Exchange Securities for the number of shares of Series Y set forth on Schedule B hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Terms of the Exchange. The Company and the Holder agree that the Holder will exchange the Exchange Securities held by the Holder and will relinquish any and all other rights it may have under the Exchange Securities in exchange for the Series Y.

2. Closing.

a. General. Upon the satisfaction or waiver of the conditions set forth herein, a closing shall occur at the principal offices of the Company, or such other location as the parties shall mutually agree. At the closing, the Company shall deliver to the Holder the Series Y. Upon the closing, any and all obligations of the Company to Holder under the Exchange Securities shall be fully satisfied, the certificates and/or warrants evidencing the Exchange Securities shall be cancelled and the Holder will have no remaining rights, powers, privileges, remedies or interests under the Exchange Securities. On the closing date, the parties hereto shall execute, and the Company shall cause its transfer agent to execute, the form of reserve letter attached as Exhibit B.

b. Conditions to Closing. The following shall be conditions precedent to the closing: (i) the Company shall have filed the Certificate of Designation with the Secretary of State of Delaware, and (ii) the parties shall have executed this Agreement and the Exchange Securities shall be null and void.

3. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including voting for an increase in the Authorized Shares.

4. Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the closing to the Company as follows:

a. Authorization; Enforcement. The Holder has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Holder relied solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

c. Information Regarding Holder. The Holder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Holder has the authority and is duly and legally qualified to purchase and hold the Series Y. The Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

d. Legend. The Holder understands that the Series Y and the Underlying Shares (as defined herein) will be issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Series Y and the Underlying Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON THEIR CONVERSION] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, A “NO-ACTION” LETTER FROM THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

e. Removal of Legends. Certificates evidencing shares of Series Y and shares of Common Stock issuable upon the conversion of the Series Y (the “Underlying Shares”) shall not be required to contain the legend set forth in Section 4(d) above or any other legend (i) while a registration statement covering the resale of such securities is effective under the Securities Act, (ii) following any sale of such shares pursuant to Rule 144 (as defined below), assuming the transferor is not an affiliate of the Company, (iii) if such shares are eligible to be sold, assigned or transferred under Rule 144 and the Holder is not an affiliate of the Company (provided that the Holder provides the Company with reasonable assurances that such shares are eligible for sale, assignment or transfer under Rule 144 which shall include an opinion of the Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the shares may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission).

f. Restricted Securities. The Holder understands that: (i) the Series Y and the Underlying Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Holder, in a form reasonably acceptable to the Company, to the effect that such Series Y or the Underlying Shares, as applicable, to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Series Y or the Underlying Shares, as applicable can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Series Y or Underlying Shares, as applicable, made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Series Y or Underlying Shares, as applicable, under circumstances in which the seller (or the Person (as defined herein) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission promulgated thereunder.

g. Limitations on Conversion. The Holder understands that the Series Y shall not be convertible into Common Stock for any reason until the increase to the Authorized Shares is effected.

5. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

a. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into this Agreement and, following the increase to the Authorized Shares in accordance with subsection d. below, to consummate the transactions contemplated by this Agreement, the Certificate of Designation, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”), and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and, with the exception of the increase to the Authorized Shares, no further action is required by the Company, the board of directors of the Company or the Company’s stockholders in connection therewith, including, without limitation, the issuance of the Series Y and the Underlying Shares have been duly authorized by the Company’s board of directors and, with the exception of the increase to the Authorized Shares, no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b. Organization and Qualification. Each of the Company and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents. Other than its Subsidiaries, there is no Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

c. No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Series Y) will not, following an increase to the Authorized Shares in accordance with subsection d. below, (i) result in a violation of the Company’s certificate of incorporation or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The OTC Markets Group (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

d. No Consents. With the exception of the consent of the holders of a majority of the Company’s outstanding voting power (the “Majority Consent”) to amend the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the Authorized Shares, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, with the exception of the Majority Consent, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

e. Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Series Y is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Company covenants and represents to the Holder that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by the Exchange Documents.

f. Issuance of the Series Y. The issuance of the Series Y is duly authorized by the Company. The issuance of the Underlying Shares upon conversion of the Series Y is duly authorized and, when issued in accordance with the Series Y, will be duly and validly issued, fully paid and non-assessable, free from all taxes, liens, charges and other encumbrances imposed by the Company other than restrictions on transfer provided for in such documents.

g. Increase of Authorized Shares. Within 45 days of the initial issuance of the Series Y, the Company shall file with the Commission a preliminary proxy statement (the “Original Filing”) in accordance with Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) notifying the Company’s stockholders of a special meeting to amend the Company’s Certificate of Incorporation to increase the number of Authorized Shares from 510,000,000 shares to 960,000,000 shares. The Company shall use its commercially reasonable efforts file any amendment to the Original Filing, if required, within 5 Business Days following the receipt of comments from the Commission to the Original Filing, and shall use its commercially reasonable efforts to file a definitive proxy statement within 2 Business Days following the Commission’s notification that it has no further comments to the Original Filing, as it may have been amended. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed. The Company shall have the definitive proxy statement sent to its stockholders within three Business Days following its filing with the Commission and shall use its commercially reasonable efforts to take all actions to cause the increase in its Authorized Shares as soon as reasonably practicable thereafter.

h. Equity Capitalization. Except as disclosed in the SEC Reports (as defined below), or pursuant to the Exchange Documents: (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series Y; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the Company’s filings with the Commission which are not so disclosed in such documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. “SEC Reports” shall mean all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including the exhibits thereto and documents incorporated by reference therein.

i. Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i) of the Securities Act.

6. Additional Acknowledgments. The Holder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Agreement. Pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act and the rules and regulations promulgated thereunder as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144, the holding period of the Series Y (and Underlying Shares) tacks back to the issue date of the Exchange Securities. The Company hereby confirms that the Holder currently is not and will not be upon closing of this Agreement (individually or together as a group) deemed an “affiliate” as defined in Rule 144. The Company agrees not to take a position contrary to this paragraph.

7. Release by Holder. In consideration of the foregoing, the Holder releases and discharges Company, Company’s officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (“Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Company Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under the Exchange Securities. It being understood that this Section 7 shall be limited in all respects to only matters arising under or related to the Exchange Securities and shall under no circumstances constitute a release, waiver or discharge with respect to the Series Y or any Exchange Documents or limit the Holder from taking action for matters with respect to the Series Y or any Exchange Document or events that may arise in the future.

8. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Agreement, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Trading Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries. If the Company or any of its Subsidiaries provides material non-public information to a Holder that is not simultaneously filed in a Current Report on Form 8-K and such Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that such Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. Nothing contained in this Section 8 shall limit any obligations of the Company, or any rights of any Holder, under the Exchange Documents. “Trading Day” means any day on which the Common Stock is eligible to be traded on the Principal Market or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., Eastern time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

9. Miscellaneous.

a. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d. Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e. Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by email, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:

MassRoots, Inc.

1560 Broadway, Office 17-105

Denver, CO 80202

Attn: Isaac Dietrich

Email: isaacdietrich@gmail.com

With a copy to (which shall not constitute notice):

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

New York, NY 10022

Attn: Andrea Cataneo, Esq.

Email: ajc@msk.com

If to the Holder, to the address set forth on the signature page of the Holder.

f. Expenses. Each party shall pay its own legal fees and expenses in connection with this Agreement and the transactions contemplated hereby.

g. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

i. Pledge of Series Y. The Company acknowledges and agrees that the Series Y may be pledged by the Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Series Y. The pledge of the Series Y shall not be deemed to be a transfer, sale or assignment of the Series Y hereunder, and if the Holder effects a pledge of the Series Y it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Series Y may reasonably request in connection with a pledge of the Series Y to such pledgee by the Holder.

k. No Change in Transfer Agent. From the date of the closing until such time as there are no Series Y outstanding, the Company covenants and agrees that it shall not change its transfer agent.

[SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

MASSROOTS, INC.

By:
Name:
Title:

HOLDER

By:
Name:
Title:
Email:
Address:

SCHEDULE A

Exchange Securities

SCHEDULE B

Series Y Shares

EXHIBIT A

Certificate of Designation of Series Y

[Attached]

EXHIBIT B

Reserve Letter

[Attached]